Exhibit 99.1

Dolby Laboratories Reports Second Quarter 2024 Financial Results

SAN FRANCISCO, May 2, 2024 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the second quarter of fiscal 2024.

“Our second quarter results were in line with our expectations,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “Dolby Atmos and Dolby Vision content is expanding across movies, TV, sports, music and more, driving more consumer device adoption and bringing Dolby to more people worldwide.”

Second Quarter Fiscal 2024 Financial Highlights

•	Total revenue was $364.5 million, compared to $375.9 million for the second quarter of fiscal 2023.

•

GAAP net income was $97.8 million, or $1.01 per diluted share, compared to GAAP net income of $95.7 million, or $0.98 per diluted share, for the second quarter of fiscal 2023. On a non-GAAP basis, second quarter net income was $123.2 million, or $1.27 per diluted share, compared to $122.6 million, or $1.26 per diluted share, for the second quarter of fiscal 2023.

•	Dolby repurchased 294 thousand shares of its common stock and ended the quarter with approximately $107 million of stock repurchase authorization available going forward.

A complete listing of Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

•	Max announced the launch of Dolby Vision for live sports in addition to Dolby Atmos.

•	The Indian Premier League broadcasted cricket in Dolby Atmos and Dolby Vision for the first time.

•	Transsion, a global mobile device maker, announced that their latest smartphones will support Dolby Atmos.

•	Xiaomi expanded its premium smartphone portfolio in India with smartphones supporting Dolby Vision Capture, Dolby Vision, and Dolby Atmos.

•	Oppo recently announced that they introduced five new phones supporting Dolby Vision Capture.

•	Honor launched the Magic 6 Pro smartphone that supports Dolby Vision.

•	Lava Mobiles launched its new Blaze Curve 5G smartphone in India that supports Dolby Atmos.

•	Xiaomi also announced that their first electric vehicle, the SU7, will support Dolby Atmos.

•	Automotive manufacturer Hyundai began shipping its Genesis model that supports Dolby Atmos.

Dividend

Today, Dolby announced a cash dividend of $0.30 per share of Class A and Class B common stock, payable on May 22, 2024, to stockholders of record as of the close of business on May 14, 2024.

Financial Outlook

Dolby’s financial outlook relies, in part, on estimates of royalty-based revenue that take into consideration various factors that are subject to uncertainty, including consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing below due in part to uncertainty resulting from the macroeconomic effect of certain conditions, including supply chain constraints, international conflicts, geopolitical instability, and fluctuations in inflation and interest rates. The uncertainty resulting from these factors has greatly reduced its visibility into Dolby’s future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2024, to be filed on or around the date hereof.

Dolby is providing the following estimates for its third quarter of fiscal 2024:

•	Total revenue is estimated to range from $270 million to $300 million.

•	Licensing revenue is estimated to range from $245 million to $275 million.

•	Gross margins are anticipated to be approximately 87%.

•	Operating expenses are anticipated to range from $215 million to $225 million on a GAAP basis and from $180 million to $190 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 24% on a GAAP basis and around 21% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.21 to $0.36 on a GAAP basis and from $0.51 to $0.66 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2024:

•	Total revenue is expected to be roughly $1.30 billion.

•	Gross margins are anticipated to be roughly 89%.

•	Operating expenses are anticipated to range from $885 million to $895 million on a GAAP basis and from $740 million to $750 million on a non-GAAP basis.

•	Dolby expects operating margins on a GAAP basis to be roughly 20% and on a non-GAAP basis to be roughly 32%.

•	Diluted earnings per share is anticipated to range from $2.30 to $2.45 on a GAAP basis and from $3.60 to $3.75 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss second quarter fiscal 2024 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, May 2, 2024. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-888-210-2212 (+1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Thursday, May 2, 2024, until 8:59 p.m. PT (11:59 p.m. ET) on Tuesday, May 7, 2024 by dialing 1-800-770-2030 (+1-647-362-9199 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. We believe these non-GAAP financial measures are also helpful to investors in enabling comparability of operating performance between periods and among peer companies. Additionally, Dolby’s management regularly uses our supplemental non-GAAP financial measures to make operating decisions, for planning and forecasting purposes and determining bonus payouts. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results. In addition, while amortization expense of acquisition-related intangible assets is excluded from Non-GAAP Net Income, the revenue generated from those assets is not excluded.

Restructuring charges or credits: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release and in our earnings calls, including, but not limited to, expected financial results for the third quarter of fiscal 2024 and full year fiscal 2024, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally, including the potential impacts of the recent strikes by the WGA and SAG-AFTRA; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of such statements, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. Dolby partners with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Revenue:
Licensing	$338,240	$351,608	$632,007	$659,619
Products and services	26,283	24,283	48,090	51,193

Total revenue	364,523	375,891	680,097	710,812

Cost of revenue:
Cost of licensing	15,318	21,365	31,054	34,724
Cost of products and services	23,459	19,684	39,783	40,775

Total cost of revenue	38,777	41,049	70,837	75,499

Gross profit	325,746	334,842	609,260	635,313

Operating expenses:
Research and development	62,493	67,951	129,526	132,401
Sales and marketing	90,038	95,695	169,041	177,900
General and administrative	66,742	61,939	131,908	121,911
Restructuring charges/(credits)	(2,495)	33	3,596	(211)

Total operating expenses	216,778	225,618	434,071	432,001

Operating income	108,968	109,224	175,189	203,312

Other income/(expense):
Interest income/(expense), net	8,597	6,807	17,784	11,604
Other income, net	4,183	1,250	9,608	2,347

Total other income	12,780	8,057	27,392	13,951

Income before income taxes	121,748	117,281	202,581	217,263
Provision for income taxes	(23,534)	(21,398)	(36,786)	(41,932)

Net income including noncontrolling interest	98,214	95,883	165,795	175,331
Less: net income attributable to noncontrolling interest	(384)	(187)	(984)	(260)

Net income attributable to Dolby Laboratories, Inc.	$97,830	$95,696	$164,811	$175,071

Net income per share:
Basic	$1.02	$1.00	$1.72	$1.83
Diluted	$1.01	$0.98	$1.69	$1.80
Weighted-average shares outstanding:
Basic	95,718	95,820	95,547	95,862
Diluted	96,856	97,298	97,397	97,392

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	March 29, 2024	September 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$709,535	$745,364
Restricted cash	114,821	72,602
Short-term investments	115,863	139,148
Accounts receivable, net	282,131	262,245
Contract assets, net	243,170	182,130
Inventories, net	35,797	35,623
Prepaid expenses and other current assets	50,421	50,692

Total current assets	1,551,738	1,487,804
Long-term investments	127,973	97,812
Property, plant, and equipment, net	481,492	481,581
Operating lease right-of-use assets	43,057	40,199
Goodwill and intangible assets, net	560,801	575,836
Deferred taxes	208,494	201,860
Other non-current assets	71,173	94,674

Total assets	$3,044,728	$2,979,766

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,727	$20,925
Accrued liabilities	362,883	351,399
Income taxes payable	8,384	4,769
Contract liabilities	37,702	31,505
Operating lease liabilities	14,206	13,628

Total current liabilities	442,902	422,226
Non-current contract liabilities	36,453	39,997
Non-current operating lease liabilities	37,711	37,020
Other non-current liabilities	89,975	108,339

Total liabilities	607,041	607,582

Stockholders’ equity:
Class A common stock	53	53
Class B common stock	41	41
Retained earnings	2,449,876	2,391,990
Accumulated other comprehensive loss	(29,068)	(36,984)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,420,902	2,355,100
Noncontrolling interest	16,785	17,084

Total stockholders’ equity	2,437,687	2,372,184

Total liabilities and stockholders’ equity	$3,044,728	$2,979,766

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	March 29, 2024	March 31, 2023
Operating activities:
Net income including noncontrolling interest	$165,795	$175,331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,890	40,388
Stock-based compensation	60,809	61,067
Amortization of operating lease right-of-use assets	5,847	6,565
Amortization of premium on investments	(1,757)	37
Benefit from credit losses	(1,454)	(2,072)
Deferred income taxes	(6,779)	(19,544)
Other non-cash items affecting net income	(2,500)	(4,417)
Changes in operating assets and liabilities:
Accounts receivable, net	(18,509)	(37,769)
Contract assets, net	(61,008)	(99,162)
Inventories	(7,836)	(4,728)
Operating lease right-of-use assets	(7,848)	(2,643)
Prepaid expenses and other assets	33,527	12,943
Accounts payable and accrued liabilities	3,923	21,609
Income taxes, net	5,215	17,370
Contract liabilities	2,651	3,852
Operating lease liabilities	1,028	(5,415)
Other non-current liabilities	(17,176)	(2,475)

Net cash provided by operating activities	189,818	160,937

Investing activities:
Purchases of marketable securities	(104,135)	(80,561)
Proceeds from sales of marketable securities	4,451	52,345
Proceeds from maturities of marketable securities	97,459	94,843
Purchases of property, plant, and equipment	(15,015)	(14,741)

Net cash provided by (used in) investing activities	(17,240)	51,886

Financing activities:
Proceeds from issuance of common stock	29,345	21,394
Repurchase of common stock	(104,999)	(99,276)
Payment of cash dividend	(57,268)	(51,741)
Distribution to noncontrolling interest	(1,047)	(266)
Shares repurchased for tax withholdings on vesting of restricted stock	(36,054)	(26,800)
Equity issued in connection with business combination	722	—
Payment of deferred consideration for prior business combinations	—	(500)

Net cash used in financing activities	(169,301)	(157,189)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	3,113	9,415

Net increase/(decrease) in cash, cash equivalents, and restricted cash	6,390	65,049
Cash, cash equivalents, and restricted cash at beginning of period	817,966	628,371

Cash, cash equivalents, and restricted cash at end of period	$824,356	$693,420

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the second quarter and year-to-date periods ended March 29, 2024 and March 31, 2023:

Net income:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
(in thousands)	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
GAAP net income attributable to Dolby Laboratories, Inc.	$97,830	$95,696	$164,811	$175,071
Stock-based compensation (1)	28,915	29,827	60,809	61,067
Amortization of acquisition-related intangibles (2)	3,031	2,372	6,155	3,719
Restructuring charges/(credits)	(2,495)	33	3,596	(211)
Income tax adjustments	(4,091)	(5,367)	(13,541)	(9,655)

Non-GAAP net income attributable to Dolby Laboratories, Inc.	$123,190	$122,561	$221,830	$229,991

(1) Stock-based compensation included in above line items:
Cost of products and services	$356	$432	$766	$934
Research and development	8,949	9,473	19,055	20,148
Sales and marketing	9,927	10,275	20,408	21,003
General and administrative	9,683	9,647	20,580	18,982

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$(15)	$62	$47	$123
Cost of products and services	524	866	1,058	1,733
Research and development	—	126	—	254
Sales and marketing	650	805	1,306	1,609
General and administrative	1,872	513	3,744	—

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
GAAP diluted earnings per share	$1.01	$0.98	$1.69	$1.80
Stock-based compensation	0.30	0.31	0.63	0.63
Amortization of acquisition-related intangibles	0.03	0.02	0.06	0.03
Restructuring charges	(0.03)	—	0.04	—
Income tax adjustments	(0.04)	(0.05)	(0.14)	(0.10)

Non-GAAP diluted earnings per share	$1.27	$1.26	$2.28	$2.36

Weighted-average shares outstanding - diluted (in thousands)	96,856	97,298	97,397	97,392

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the third quarter of fiscal 2024 and full year fiscal 2024 included in this release:

Operating expenses (in millions):	Q3 2024	Fiscal 2024
GAAP operating expenses (low - high end of range)	$215 - $225	$885 - $895
Stock-based compensation	(32)	(128)
Amortization of acquisition-related intangibles	(3)	(13)
Restructuring charges	—	(4)

Non-GAAP operating expenses (low - high end of range)	$180 - $190	$740 - $750

Operating margin:	Fiscal 2024
GAAP operating margin	20% +/-
Stock-based compensation	10%
Amortization of acquisition-related intangibles	1%
Restructuring charges	1%

Non-GAAP operating margin	32% +/-

Effective tax rate:	Q3 2024
GAAP effective tax rate	24%
Stock-based compensation (low - high end of range)	(2	%) - 0%
Amortization of acquisition-related intangibles (low - high end of range)	(1	%) - 0%

Non-GAAP effective tax rate	21%

Diluted earnings per share:	Q3 2024		Fiscal 2024
	Low	High	Low	High
GAAP diluted earnings per share	$0.21	$0.36	$2.30	$2.45
Stock-based compensation	0.33	0.33	1.30	1.30
Amortization of acquisition-related intangibles	0.03	0.03	0.14	0.14
Restructuring charges	—	—	0.04	0.04
Income tax adjustments	(0.06)	(0.06)	(0.18)	(0.18)

Non-GAAP diluted earnings per share	$0.51	$0.66	$3.60	$3.75

Weighted-average shares outstanding - diluted (in thousands)	97,300	97,300	97,600	97,600

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

Rachel Lowery

media@dolby.com